 SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release is made and entered into as of December 7, 2011 (the “Agreement”), by and between [NAME OF HOLDER] (the “Holder”) and Advanced Cell Technology, Inc. (“Advanced Cell” or the “Company”).  The Holder and Advanced Cell are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Holder held and/or holds certain Common Stock Purchase Warrant(s), as amended, previously issued by Advanced Cell (the “Security”); and

WHEREAS, Holder has asserted that the number of shares of common stock of Advanced Cell it was and/or is entitled to purchase under the Security should have been and/or should be adjusted pursuant to the terms of the Security; and

WHEREAS, the Parties have a good faith disagreement as to (a) whether the number of shares of common stock of Advanced Cell Holder was and/or is entitled to purchase under the Security should have been and/or should be adjusted pursuant to the terms of the Security and (b) if the number of shares of common stock of Advanced Cell Holder was and/or is entitled to purchase under the Security should have been and/or should be adjusted, the correct number of shares that should have been and/or should be adjusted; and

WHEREAS, Advanced Cell does not currently have sufficient authorized and unissued shares of common stock to satisfy the claims of Holder and all other holders of Advanced Cell warrants, convertible preferred stock and convertible notes who have asserted substantially similar claims and allegations as Holder; and

WHEREAS, the Parties desire to resolve their differences in order to avoid the cost and distraction of litigation.

NOW, THEREFORE, IT IS HEREBY AGREED, by and between the Parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

1.           Issuance and Delivery of Shares.

A.           Advanced Cell shall issue and cause the delivery to Holder of the number of shares set forth in Schedule 1 hereto of Advanced Cell common stock (the “Shares”), as a cashless exercise of the Security, within ten (10) business days after the date upon which Advanced Cell shall have sufficient authorized and unissued shares of common stock (“Authorized Share Increase”) which are not otherwise reserved for issuance for other purposes to enable Advanced Cell to issue all of the Shares (the “Distribution Date”); provided, however, that Holder shall have tendered the Security as of, or prior to, such date to the attention of the Company at the address set forth in Section 17 below.

B.           Advanced Cell shall seek approval from its stockholders for the Authorized Share Increase as soon as reasonably practical, and in any event within five (5) months after the date hereof.

C.           Within ten (10) days of execution of this Agreement, Advanced Cell shall use its best efforts to deliver to DTC an irrevocable instruction to deliver electronically the Shares to Holder upon the occurrence of the Distribution Date and without further action on behalf of Holder, subject to Section 1.D. below.

D.           To the extent Holder has not already tendered the Security and/or submitted a Notice of Exercise thereunder, Holder shall tender the Security as of, or prior to, the Distribution Date to the attention of the Company at the address set forth in Section 17 below and shall be deemed as of the Distribution Date to have submitted a duly executed notice of exercise of all shares Holder was and/or is entitled to receive under the Security.

E.           The Shares shall be electronically delivered to the account of Holder by DWAC as follows:

DTC Clearing Number
Institutional ID Number
Agent ID Number
Account Number
Account Name

2.           Litigation Stay/Standstill and Tolling.  If Holder has commenced a lawsuit regarding the matters subject to this Agreement, then within two (2) business days of execution of this Agreement, Holder shall execute a stipulation providing for a stay of all proceedings in such action (the “Stay”).  If Holder has not commenced a lawsuit regarding the matters subject to this Agreement, then Holder agrees immediately not to commence such a lawsuit (the “Standstill”).  The Stay and Standstill, as the case may be, shall cease upon the earlier of (i) twenty (20) days after rejection by Advanced Cell’s stockholders of the Authorized Share Increase or (ii) if within four (4) months from the execution of this Agreement Advanced Cell has not filed with the Securities and Exchange Commission a proxy statement seeking approval from its stockholders of the Authorized Share Increase, then four (4) months from the execution of this Agreement.  During the pendency of the Stay or Standstill, statutes of limitations for all claims that were or could be asserted by Holder shall be tolled.  Advanced Cell agrees not to assert as a defense to any claim by Holder the delay resulting from the Stay or Standstill.

3.           Releases and Dismissal of Litigation.  Upon delivery of the Shares pursuant to Section 1 above:

A.           Advanced Cell, on behalf of itself and its Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “1933 Act”)) shall irrevocably, fully, and finally, without further word, deed, action, execution, or further documentation, release and discharge Holder, its past and present officers, directors, employees, managers, attorneys, accountants, heirs and representatives (“Holder Releasees”), from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown which it, its successors and assigns now have or hereinafter may have against Holder Releasees, from the beginning of time up to and including the date of this Agreement, provided, however, that nothing in this release shall limit or affect Advanced Cell’s rights to enforce this Agreement.

B.           Holder, on behalf of itself and its Affiliates, shall irrevocably, fully, and finally, without further word, deed, action, execution, or further documentation, release and discharge Advanced Cell and its past and present officers, directors, employees, managers, attorneys, accountants, heirs and representatives (“Advanced Cell Releasees”), from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown which they, their successors and assigns now have or hereinafter may have against the Advanced Cell Releasees, from the beginning of time up to and including the date of this Agreement, including all claims in respect of derivative securities relating to issuances of Company securities prior to the date hereof irrespective of the price, if any, at which such securities were issued, provided, however, that nothing in this release shall limit or affect Holder’s rights to enforce this Agreement or their rights to the Shares.

C.           If Holder commenced a lawsuit regarding the claims and allegations subject to this Agreement, then Holder shall, within two (2) business days, file a stipulation of dismissal, with prejudice, of such lawsuit.

D.           Each Party hereby expressly acknowledges that it is familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOW BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Being aware of this statute, each Party to this Agreement hereby expressly and knowingly waives and relinquishes any rights it may have under this statute, as well as under any other statute or principal of law or equity of the same or similar effect in force anywhere in the world, with regard to the releases set forth in this agreement, and hereby agrees that no such statute or principle of law or equity in force anywhere in the world, including Section 1542 of the California Civil Code, shall affect the validity or scope or any other aspect of the releases set forth in this Agreement.

4.           Advanced Cell’s Representations and Warranties.  Advanced Cell represents and warrants that this Agreement is a binding corporate obligation duly approved by its Board of Directors, or appropriate corporate officers, and that it has not and will not, directly or indirectly, provide Holder, its agents or counsel with any information that Advanced Cell believes constitutes material non-public information.  Advanced Cell understands and confirms that each purchaser shall be relying on the foregoing covenant in effecting the sale of the Shares.

5.           Holder’s Representations and Warranties.  Holder represents and warrants that except for the right to receive the Shares hereunder, neither it, nor any of its Affiliates hold warrants, promissory notes, derivative securities or other instruments of any kind entitling them to the delivery of shares or money from Advanced Cell.  Holder further represents and warrants that it (a) is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the 1933 Act, and the rules and regulations promulgated thereunder; (b) understands that the Shares have not been registered under the 1933 Act and must be held by Holder indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration; and (c) is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act, and by reason of its business and financial experience, and the business and financial experience of those persons retained by it to advise it with respect to its purchase of the Shares, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

6.           Holder’s Further Agreements.

A.           Holder acknowledges and agrees that delivery of the Shares pursuant to Section 1 above shall be deemed full and complete (i) compensation for any and all injury or damage to Holder (including consequential and exemplary damages) by reason of any alleged act, omission or breach by Advanced Cell and/or any of its officers, directors and employees and (ii) satisfaction of all claims that were or could have been asserted with regard to the adjustment of the number of shares of Advanced Cell common stock Holder was and/or is entitled to purchase under the Security.

B.           Holder agrees that until the earlier of (i) December 7, 2012 or (ii) the date on which all common stock of Advanced Cell (including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, such common stock) outstanding on the date hereof shall no longer be outstanding, neither Holder nor any Affiliate thereof shall, without the prior written consent of Advanced Cell:

(a)           make any public announcement with respect to any matter described in this Agreement; or

(b)           form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

C.           Holder shall fully cooperate with the Company (and its officers and agents) with respect to the execution and delivery of the Shares and any and all related actions that maybe required of the Holder to fulfill the agreements contained in this Agreement.

7.           Attorney Advice.  Each Party represents and warrants that in executing this Agreement, such Party has relied upon legal advice from the attorney of its choice, that the terms of this Agreement and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.  Accordingly, the Parties agree that this Agreement shall be deemed to have been drafted jointly and any rules of construction that would require interpretation of any ambiguities against the draft shall not be employed in interpretation of this Agreement, and are hereby expressly waived.

8.           All Other Agreements Terminated.  Except for this Agreement, all other agreements between the Parties hereto, including all agreements between Advanced Cell and any entity controlled by Holder or its principals (including, without limitation, the Security), are hereby deemed terminated, canceled, null and void, and of no force or effect.

9.           No Representations.  Each Party acknowledges and represents that, in executing this Agreement, such Party has not relied upon any inducements, promises or representations made by any Party or any person or entity representing or serving such Party, unless expressly set forth in this Agreement.

10.           Disputed Claim.  This Agreement pertains to a disputed claim and does not constitute an admission of liability or wrongdoing by any Party for any purpose.

11.           Assignment.  Each Party represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and other matter which it purports to release herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter.  In the event that such representation is false, and any such claim or matter is asserted against any Party hereto (and/or the successor of such Party) by any Party or entity who is the assignee or transferee of such claim or matter, the Party shall fully indemnify, defend and hold harmless the Party against which such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, demands, fees, expenses, liabilities, and damages which that Party (and/or its successors) incurs as a result of the assertion of such claim or matter.  It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by a Party under this indemnity.

12.           Authority to Bind Parties.  Each Party executing this Agreement represents and warrants to the other Party that the individual executing this Agreement on behalf of such Party has the power and authority to execute this Agreement and to bind the Party to the terms and conditions of this Agreement by executing this Agreement.

13.           Survival of Representations and Warranties.  The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

14.           Modifications.  This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

15.           Agreement Binding on Successors.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives, transferees and assigns.  The Parties agree to execute all documents necessary to effectuate this transaction.

16.           Costs and Attorneys’ Fees.  Each Party agrees to be responsible for its own costs and attorneys’ fees, except as follows:

A.           In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing Party in such action, suit or other proceeding shall recover all of it attorneys’ fees and costs incurred therein, including any and all appeals or petitions therefrom; it being agreed and understood that no right is granted hereby to recover any fees or costs for any legal actions taken prior to the date of this Agreement.

B.           As used herein, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

17.           Notices.  All notices shall be sent by overnight courier and by e-mail to the addresses designated below and shall be deemed received on the date of transmission.

If to Advanced Cell:	Mr. Gary Rabin
Chief Executive Officer
Advanced Cell Technology, Inc.
1510 11th Street
Santa Monica, CA 90401
(310) 756-1212
grabin@advancedcell.com

with a copy to:	John P. Stigi iii
Sheppard, Mullin, Richter & Hampton llp
1901 Avenue of the Stars, 16th Floor
Los Angeles, CA 90067
(310) 228-3717
jstigi@sheppardmullin.com

If to Holder:

with a copy to:

18.           Governing Law; Forum.  This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.  The Parties consent to the exclusive jurisdiction of the state or federal courts located in the County of Los Angeles, California, in connection with any dispute relating to this Agreement, and agree that any lawsuits or actions relating to such disputes shall be commenced and maintained exclusively in the state or federal courts located in the County of Los Angeles, California.  The Parties further agree to accept service of process by overnight courier in any such suit, to waive any defense based upon an inconvenient forum and to waive any right to a trial by jury.

19.           Severability.  Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be effected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be a part of this Agreement.

20.           Counterparts and Facsimile Execution.  This Agreement may be executed in one or more counterparts or by facsimile, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

[HOLDER]

By:
Name:
Title:

ADVANCED CELL TECHNOLOGY, INC.

By:
Name: Gary Rabin
Title: Chief Executive Officer

SCHEDULE 1

- Schedule 1 -